Exhibit 10.51
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is entered into this 1st day of January, 1998, by and between Barton Acquisition, Inc., a Texas corporation ("Debtor"), whose address is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and American Physicians Service Group, Inc., a Texas corporation ("Secured Party"), whose address is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, who, for good and valuable consideration, agree as follows:


                                    ARTICLE I
                             AGREEMENT; INDEBTEDNESS

         1.1 Security Interest. Subject to the applicable terms of this Agreement, for good and valuable consideration, the receipt and sufficiency of which Debtor acknowledges, Debtor assigns and transfers to Secured Party, and grants to Secured Party a continuing security interest in and lien upon, the Collateral (as defined in Article II below) to secure the payment and the performance of the Indebtedness (the "Security Interest").

         1.2 Indebtedness. The following indebtedness and obligations (the "Indebtedness") are secured by this Agreement:

                  (a) All debt, obligations, liabilities, and agreements of Debtor to Secured Party, (excluding, however, any preferred rights under that certain Stock Transfer Restriction and Shareholders Agreement (the "Shareholders Agreement") dated as of January 1, 1998, by and among Secured Party, Debtor, Barton House, Ltd., a Texas limited partnership, Barton House at Oakwell Farms, Ltd., a Texas limited partnership, Uncommon Care, Inc., a Texas corporation, George R. Bouchard, John H. Trevey, Uncommon Partners, Ltd., a Texas limited partnership and the additional parties listed on Appendix I thereto) now or hereafter existing, arising directly between Debtor and Secured Party or acquired outright, conditionally, or as collateral security from another by Secured Party, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including without limitation the Promissory Note (Line of Credit) in the maximum original principal amount of $2,400,000, executed by Barton Acquisition, Inc., a Texas corporation, and payable to the order of Secured Party, and all renewals, extensions, modifications, or rearrangements of any of the foregoing.

                  (b) All costs incurred by Secured Party to obtain, preserve, perfect, and enforce this Agreement and the Security Interest, to collect the Indebtedness, and to maintain, preserve, collect, and enforce the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney's fees and legal expenses, feed, rent, storage costs, and expenses of sale.

                  (c) Interest on the above amounts as agreed between Secured Party and Debtor, or if there is no agreement, at the highest lawful rate.

                                   ARTICLE II
                                   COLLATERAL

         2.1 Description of Collateral. The Security Interest is granted in the following (the "Collateral"):

                  (a) All of Debtor's assets, including without limitation all accounts, chattel paper, contract rights, equipment, inventory, fixtures, general intangibles, and investment property, as more particularly described in Exhibit "A" attached to and incorporated herein by reference.

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                  (b)  All  substitutes  and   replacements   for,   accessions,
attachments and other additions to, tools, parts and equipment used in connection with, and proceeds and products of, the above Collateral (including all income and benefits resulting from any of the above), all certificates of title, manufacturer's statements of origin, other documents, accounts, and chattel paper arising from or related to the above Collateral, and returned or repossessed Collateral, any of which, if received by Debtor, shall be delivered immediately to Secured Party.

                  (c) All policies of insurance covering the Collateral and proceeds thereof.

                  (d) All security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

                  (e) All property similar to the property described above and any other collateral fitting within any of the foregoing classifications hereafter acquired by Debtor.

                  (f) All products and proceeds of the items described in subsections (a) through (e) of this Section 2.1.

         2.2 After Acquired Consumer Goods. The Security Interest shall attach to after acquired consumer goods only to the extent permitted by Section 9.204(b) of the Texas Business and Commerce Code (Texas UCC).

                                   ARTICLE III
                               DEBTOR'S WARRANTIES

Debtor represents and warrants to Secured Party as follows:

         3.1 Financing Statements. No financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this Security Interest, those described in Exhibit "C", those expressly permitted under the Shareholders Agreement and that certain Contribution and Stock Purchase Agreement (the "Contribution Agreement) dated as of January 1, 1998, by and among Secured Party, Debtor, Barton House, Ltd., a Texas limited partnership, Barton House at Oakwell Farms, Ltd., a Texas limited partnership, Uncommon Care, Inc., a Texas corporation, George R. Bouchard, John
H. Trevey, Uncommon Partners, Ltd., a Texas limited partnership and the additional parties listed on Appendix I thereto. In the past five (5) years, Debtor has not used or done business under any name other than its legal name set forth on the first page of this Agreement.

         3.2 Ownership. Debtor owns the Collateral free from any setoff, claim, restriction, lien, security interest, or encumbrance except liens for taxes not yet due, the Security Interest and those described in Exhibit "C".

         3.3 Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein. In such case of the Collateral's being or becoming affixed, the Deed of Trust (Security Agreement, Assignment of Leases and Rents, and Financing Statement) executed by Debtor shall cover such fixtures.

         3.4 Claims of Debtors on Collateral. No account debtors and other obligors whose debts or obligations are part of the Collateral have any right to setoffs, counterclaims, or adjustments, or any defenses in connection therewith.

         3.5 Accuracy of Financial Statements. All representations and warrants made by Debtor in the Contribution Agreement with respect to its financial data are true in all material respects.

         3.6 Power and Authority. Debtor has full power and authority to make this Agreement.

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         3.7 Principal Place of Business.  Debtor's  principal place of business and chief executive office is at Debtor's address stated above in Austin, Travis County, Texas, and such address is also where Debtor keeps its books and records.

         3.8 Location of Collateral. All of Debtor's inventory and equipment is located at the real properties described in Exhibit "B" attached hereto and incorporated herein by reference or at its principal place of business. Debtor has exclusive possession and control of its inventory and equipment. None of Debtor's inventory or equipment is evidenced by a document (as defined in the Texas UCC). All instruments, chattel paper, securities, and certificates of title comprising any part of the Collateral have been delivered to Secured Party. Before Debtor shall acquire additional inventory and equipment subject to this Agreement and store or use such property at a location other than the real properties described in Exhibit "B" or remove existing inventory and equipment to a location other than the real properties described in Exhibit "B", Debtor shall first notify Lender of such location and comply with Section 4.7 hereof.

         3.9 Perfection. Upon the filing of the UCC financing statements with the Office of the Texas Secretary of State and in the offices of the County Clerks of Bexar, Fort Bend and Travis Counties, Texas, and upon Secured Party's obtaining possession of all Debtor's documents, instruments, chattel paper, securities, and certificates of title, and upon Secured Party's obtaining control of Debtor's Investment Property, the Security Interest will constitute a valid and perfected lien upon and security interest in the Collateral, subject only to those liens and security interests expressly permitted under the Shareholders Agreement or Contribution Agreement ("Permitted Security Interests"). In the event another secured party has possession of Debtor's assets for perfection purposes, such secured party's possession shall be deemed possession on behalf of Secured Party to the extent of Secured Party's subordinate security interest, and when possession is no longer required for any Permitted Security Interest, then possession shall be transferred to Secured Party.

         3.10 Solvency. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the time of the execution of this Agreement, (i) Debtor is and will be solvent,
(ii) the fair saleable value of Debtor's assets exceeds and will continue to exceed Debtor's liabilities (both fixed and contingent), (iii) Debtor is paying and will continue to be able to pay its debts as they mature, and (iv) if Debtor is not an individual, Debtor has and will have sufficient capital to carry on Debtor's businesses and all businesses in which Debtor is about to engage.

                                   ARTICLE IV
                               DEBTOR'S COVENANTS

Debtor covenants and agrees that:

         4.1 Indebtedness and This Agreement. Debtor shall pay the Indebtedness in accordance with its terms and shall promptly perform all of his (or its) agreements herein and in any other agreements between him (or it) and Secured Party.

         4.2 Ownership of Collateral. At the time Debtor grants to Secured Party a security interest in any Collateral, Debtor shall be the absolute owner thereof and shall have the right to grant such security interest. Debtor shall defend the Collateral against all claims and demands of all persons, other than persons holding a Permitted Security Interest, at any time claiming any interest therein adverse to Secured Party. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due, Security Interest and the Permitted Security Interests.

         4.3 Insurance. Debtor shall insure the Collateral with companies acceptable to Secured Party against such casualties and in such amounts as Secured Party shall require. All insurance policies shall be written for the benefit of Debtor and Secured Party as their interests may appear, or in other form satisfactory to Secured Party, and such policies or certificates evidencing the same shall be furnished to

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Secured  Party.  All policies of insurance  shall
provide for written notice to Secured Party at least 10 days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage. Secured Party is appointed Debtor's attorney-in-fact to collect any return or unearned premiums or the proceeds of such insurance and to endorse any draft or check payable to Debtor therefor.

         4.4 Maintenance. Debtor shall keep and maintain the Collateral in good condition, reasonable wear and tear excepted.


         4.5 Secured Party's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend, and enforce this Security Interest, collect the Indebtedness, and preserve, defend, enforce, and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney's fees and legal expenses, feed, rent, storage costs, and expenses of sales. Whether Collateral is or is not in Secured Party's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Secured Party at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of Collateral, and such payment shall be a part of the Indebtedness.
Debtor agrees to reimburse Secured Party on demand for any costs so incurred.

         4.6 Information and Inspection. Debtor shall (i) furnish Secured Party any financial statements of Debtor or reports to Debtor by accountants or others pertaining to Debtor's business as soon as available, and any information with respect to the Collateral reasonably requested by Secured Party; (ii) allow Secured Party to inspect the Collateral, at any reasonable time and wherever located, and to inspect and copy, or furnish Secured Party with copies of, all records relating to the Collateral and the Indebtedness; (iii) furnish Secured Party such information as Secured Party may reasonably request to identify inventory, accounts, and general intangibles in Collateral, at the time and in the form requested by Secured Party; and (iv) deliver upon request to Secured Party shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, inventory in Collateral. Secured Party's rights hereunder shall be subordinate to and not interfere with persons holding a Permitted Security Interest.

         4.7 Additional Documents. Debtor shall sign any papers furnished by Secured Party which are necessary in the reasonable judgment of Secured Party to obtain, maintain, and perfect the Security Interest and to enable Secured Party to comply with the Federal Assignment of Claims Act or any other federal or state law in order to obtain or perfect Secured Party's interest in collateral or to obtain proceeds of collateral.

         4.8 Parties Liable on Collateral. Debtor will preserve the liability of all obligors on any Collateral, will preserve the priority of all security therefor, and will deliver to Secured Party the original certificates of title on all motor vehicles included in the Collateral. Secured Party shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

         4.9 Modification of Collateral. Without the written consent of Secured Party, which consent shall not be unreasonably withheld, Debtor shall not agree to any modification of any of the terms of any accounts, contracts, chattel paper, general intangibles, or instruments constituting part of the Collateral.

         4.10 Right of Secured Party to Notify Debtors. During the continuance of an Event of Default under this Agreement, Secured Party may notify persons obligated on any Collateral to make payments directly to Secured Party and Secured Party may take control of all proceeds of any Collateral. Until Secured Party elects to exercise such rights, Debtor, as agent of Secured Party, shall collect and enforce all payments owed on Collateral.

         4.11 Delivery of Receipts of Secured Party; Rejected Goods. During the continuance of an Event of Default under this Agreement, upon Secured Party's demand, Debtor shall deposit, upon receipt and in the form received, with any necessary endorsement, all payments received as proceeds of Collateral, in a

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special  bank  account in a bank of Secured  Party's  choice over which  Secured
Party alone shall have power of withdrawal. The funds in said account shall secure the Indebtedness. Secured Party is authorized to make any endorsement in Debtor's name and behalf. Pending such deposit, Debtor shall not mingle any such payments with any of Debtor's other funds or property, but will hold them separate and upon an express trust for Secured Party. Secured Party may from time to time apply the whole or any part of the funds in the special account against the Indebtedness. Unless Secured Party notifies Debtor in writing that it dispenses with any one or more of the following requirements, Debtor shall:

                  (a) inform Secured Party immediately of the rejection of goods, delay in delivery or performance, or claim made, in regard to any Collateral;

                  (b) keep returned goods segregated from Debtor's other property, and hold the goods as trustee for Secured Party until it has paid Secured Party the amount loaned against the related account or chattel paper and deliver the goods on demand to Secured Party; and

                  (c) pay Secured Party the unpaid amount of any account in Collateral (i) if the account is not paid when due; (ii) if purchaser rejects the goods or services covered by the account; or (iii) if Secured Party shall at any time reject the account as unsatisfactory. Secured Party may retain the account in Collateral. Secured Party may charge any deposit amount of Debtor with any such amounts.

         4.12 Records of Collateral. Debtor at all times will maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all accounts in Collateral to Secured Party and Secured Party is hereby given the right to audit the books and records of Debtor relating to Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid. Debtor shall disclose to Secured Party all agreements modifying any account, instrument, or chattel paper.

         4.13 Disposition of Collateral. If disposition of any Collateral gives rise to an account, chattel paper, or instrument, Debtor immediately shall notify Secured Party, and upon request of Secured Party shall assign or endorse the same to Secured Party. No Collateral may be sold, leased, manufactured, processed, or otherwise disposed of by Debtor in any manner without the prior written consent of Secured Party, except inventory sold, leased manufactured, processed, or consumed in the ordinary course of business.

         4.14 Accounts Receivable. Each account receivable constituting Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper. In the event any account shall give rise to any instrument or chattel paper, Debtor shall immediately endorse the same to Secured Party and deliver all original such instruments and chattel paper to Secured Party.

         4.15 Location of Accounts and Inventory. Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts in Collateral are kept, and each location at which inventory in Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to accounts and all inventory are and shall be kept at Debtor's address shown above.

         4.16 Notice of Changes. Debtor will notify Secured Party immediately of any material change in the Collateral, of a change in Debtor's residence or location, of a change in any matter warranted or represented by Debtor in this Agreement or furnished to Secured Party, and of any Event of Default.

         4.17 Use and Removal of Collateral. Debtor will not use the Collateral illegally. Debtor will not permit any of the Collateral to be removed from the locations specified herein or between locations without the written consent of Secured Party.

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         4.18  Possession of  Collateral.  If the  Collateral is chattel  paper, documents, instruments, or investment securities or other instruments, Secured Party may deliver a copy of this Agreement to the broker or seller thereof, or any person in possession thereof, and such delivery shall constitute notice to such person of Secured Party's security interest therein and shall constitute Debtor's instruction to such person to deliver to Secured Party certificates or other evidence of the same as soon as available. Debtor will deliver all investment securities, other instruments, documents, and chattel paper which are part of the Collateral and in Debtor's possession to the Secured Party immediately, or if hereafter acquired, immediately following acquisition, appropriately endorsed to Secured Party's order, or with appropriate, executed powers. Debtor waives presentment, demand, notice of dishonor, protest, and all other notices with respect thereto.

         4.19 Chattel Paper. Debtor has perfected or will perfect a security interest by means satisfactory to Secured Party in goods covered by chattel paper in Collateral.

         4.20 Consumer Credit. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal consumer credit law. DEBTOR SHALL HOLD HARMLESS AND INDEMNIFY SECURED PARTY AGAINST ANY COST, LOSS, OR EXPENSE INCLUDING ATTORNEY'S FEES, ARISING FROM DEBTOR'S BREACH OF THIS COVENANT.

         4.21 Change of Name. Debtor shall not change its name (or any assumed name or other name under which Debtor does business) or its corporate structure unless at least thirty (30) days prior to the effective date of any such name change, Debtor gives Secured Party written notice of such intended name change and the new name or any change in its corporate structure. Debtor will not change its principal place of business, chief executive office, or the place where it keeps its books and records unless Debtor (i) shall have given Secured Party thirty (30) days prior written notice thereof, and (ii) shall have taken all action deemed necessary or desirable by Secured Party to cause the Security Interest to be and remain perfected with the priority required by this Agreement. Debtor shall execute all such documents and agreements (including without limitation security agreements, financing statements, and amendments to financing statements) as Secured Party may reasonably request in connection with any such name change.

         4.22 Notation on Title Certificates. If certificates of title are issued or outstanding with respect to any of the Collateral, Debtor will cause the Security Interest to be properly noted therein.

         4.23 Power of Attorney. Debtor appoints Secured Party as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this section shall be construed to obligate Secured Party to take any action hereunder.

         4.24 Debtor's Waivers. Except as otherwise provided in this Agreement or by law, Debtor waives notice of the creation, advance, increase, existence, extension, or renewal of, and of any indulgence with respect to, the Indebtedness; waives notice of intent to accelerate, notice of acceleration, notice of intent to demand, presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Indebtedness outstanding at any time, notice of any change in financial condition of any person liable for the Indebtedness or any part thereof, and all other notices respecting the Indebtedness; and agrees that maturity of the Indebtedness and any part thereof may be accelerated, extended, or renewed one or more times by Secured Party in its discretion, without notice to Debtor.

         4.25 Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Indebtedness or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor, or surety) liable on the Indebtedness, no delay in enforcement of payment, and no delay or admission or lack of diligence or care in exercising any right or power with respect to the Indebtedness or any security therefor or guaranty thereof or under this Agreement shall in other

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manner  impair or affect the rights of Secured  Party under the law,  under this
Agreement, or under any other agreement pertaining to the other security for the Indebtedness, before foreclosing upon the Collateral for the purpose of paying the Indebtedness. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and Debtor agrees that Secured Party shall have no duty or obligation to Debtor to apply to the Indebtedness any such other security or proceeds thereof.

                                    ARTICLE V
                       RIGHTS AND POWERS OF SECURED PARTY

         5.1 General. Secured Party before default without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; endorse as Debtor's agent any instruments, documents, or chattel paper in Collateral or representing proceeds of Collateral; contact account debtors directly to verify information furnished by Debtor; release Collateral in its possession to any Debtor temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after-acquired collateral; and at any time transfer any of the Collateral or evidence thereof into its own name of that of its nominee. Secured Party, during the continuance of an Event of Default without liability to Debtor, may:

                  (a) require Debtor to give possession or control of any Collateral to Secured Party;

                  (b)      take control of proceeds;

                  (c)      require additional collateral;

                  (d) take control of funds generated by the Collateral, such as cash dividends, interest, and proceeds or refunds from insurance, and use same to reduce any part of the Indebtedness and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of Collateral before an Event of Default; and

                  (e) demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon Collateral, in its own name or in the name of Debtor, as Secured Party may determine in its sole and absolute discretion,

Secured Party shall not be liable for failure to collect any account or instrument, or for any act or omission on the part of the Secured Party, its officers, agents, or employees, except willful misconduct. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Secured Party may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Secured Party's option (i) protect only Secured Party and not provide any remuneration or protection for Debtor directly, and (ii) provide coverage only after the Indebtedness has been declared due as herein provided. The premiums for any such insurance purchased by Secured Party shall be a part of the Indebtedness and shall bear interest as provided in Section 1.2(d) above.

                                   ARTICLE VI
                                     DEFAULT

         6.1 Events of Default. The following are events of default under this Agreement after thirty (30) days' written notice to Debtor ("Events of Default"):

                  (a) default in the timely payment of any part of the Indebtedness or in performance or observance of the terms and conditions herein or the Loan Agreement between Debtor and Secured Party;

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

                  (b)  any  warranty,   representation,  or  statement  made  or
furnished to Secured Party by Debtor proves to have been false in any material respect when made or furnished;

                  (c) acceleration of the maturity of debt of Debtor to any other person;

                  (d) sale, encumbrance, or transfer which is not permitted by the Contribution Agreement or the Shareholders Agreeement; or loss, theft, destruction which is not covered by Debtor's insurance, of any Collateral in violation hereof, or substantial damage to any Collateral;

                  (e) death, incapacity, dissolution, merger, or consolidation, termination of existence, insolvency or business failure of Debtor or any person liable on the Indebtedness; commencement of proceedings for the appointment of a receiver for any property of Debtor; commencement of any proceeding under any bankruptcy or insolvency law by or against Debtor (or any corporate action shall be taken to effect same), or any partnership of which Debtor is a partner, or by or against any person liable upon the Indebtedness or any part thereof, or liable upon Collateral;

                  (f) levy on, seizure, or attachment of any property of Debtor in excess of $50,000; or

                  (g) a judgment against Debtor in excess of $250,000 becomes final and is not covered by Debtor's insurance.

         6.2 Remedies of Secured Party Upon Default. When an Event of Default occurs, and at any time thereafter so long as the Event of Default is not cured, Secured Party without notice or demand, except as otherwise provided herein, may declare the Indebtedness in whole or part immediately due and may enforce payment of the same and exercise any rights under the Texas UCC, rights and remedies of Secured Party under this Agreement, or otherwise. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing, or the like shall include Secured Party's reasonable attorney's fees and legal expenses. Secured Party shall be entitled to immediate possession of all books and records evidencing any accounts or general intangibles or pertaining to chattel paper covered by this Agreement and shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Secured Party may surrender any insurance policies in Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus after payment of the Indebtedness and shall be liable to Secured Party for any deficiency. The process of any disposition after default available to satisfy the Indebtedness shall be applied to the Indebtedness in such order and in such manner as Secured Party in its discretion shall decide. If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Secured Party (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made.

                                   ARTICLE VII
                                     GENERAL

         7.1 Parties Bound. Secured Party's rights under this Agreement and the Security Interest shall inure to the benefits of its successors and assigns, and in the event of any assignment or transfer of any of the Indebtedness or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Indebtedness or Collateral not so assigned or transferred. All representations, warranties, and agreements of Debtor if more than one are joint and several, and all shall be binding upon the personal representatives, heirs, successors, and assigns of Debtor.

         7.2 Waiver. No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder of any default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power of any further default.

         7.3 Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Secured Party and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

         7.4 Definitions. Unless the context indicates otherwise, definitions in the Texas UCC apply to words and phrases in this Agreement; if Texas UCC definitions conflict, Chapter 9 definitions apply.

         7.5 Notice. Notice shall be deemed reasonable if mailed postage prepaid at least 5 days before the related action (or if the Texas UCC elsewhere specifies a longer period, such longer period) to Debtor's address shown above.

         7.6 Interest. No agreement relating to the Indebtedness shall be construed to be a contract for or to authorize charging or receiving, or require the payment or permit the collection of, interest at a rate or in an amount above that authorized by law. Interest payable under any agreement above that authorized by law shall be reduced automatically to the highest amount permitted by law.

         7.7 Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Secured Party, nor by course of conduct, usage of trade, or by the law merchant.

         7.8 Severability. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

         7.9 Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them; and the singular number shall be construed to include the plural, and vice versa.

         7.10 Applicable Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. Except at otherwise stated, this Agreement and the Security Interest shall be construed in accordance with the Texas Uniform Commercial Code [Texas Business and Commerce Code ' 1.01, et seq. ("Texas UCC"). This Agreement is performable by Debtor in the county of Secured Party's address set out above.

         7.11 Financing Statement. A carbon, photographic, or other reproduction of this security agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

         7.12 Limitations of Law. If any law prohibits or limits any charge or expense provided for in this Agreement in connection with any loan secured hereby, such charge or expense will not be made or incurred in connection with such loan beyond the limits permitted by such law.

         EXECUTED this 16th day of March, 1998.


                              DEBTOR:

                              BARTON ACQUISITION, INC.,  a Texas corporation


                              By:     /s/ John Trevey
                              Name:       John Trevey
                              Title:      CEO


                              SECURED PARTY:

                              AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas
                                   corporation


                              By:     /s/ Duane K. Boyd, Jr.
                              Name:       Duane K. Boyd, Jr.
                              Title:      Senior VP

                                   EXHIBIT "A"

                             List of Debtor's Assets

         (a) all equipment, fixtures, furnishings, inventory, building materials, and articles of personal property (the "Personalty") now or hereafter owned by Debtor, including but not limited to the Personalty attached to or used in or on the Land or in or about the Improvements more fully described in the Exhibit B hereafter or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personalty is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements;

         (b) all water and water rights, timber, crops, and mineral interests pertaining to the Land;

         (c) all plans and specifications for the Improvements and for any future development of or construction on the Land;

         (d) all accounts, deposits (including tenant or resident security deposits), patient records, personnel files, provider agreements, records of inspections by governmental agencies, receivables from Medicare, Medicaid, the State of Texas, any health insurance carrier, or any governmental agency, bank accounts, funds, instruments, notes or chattel paper arising from or by virtue of any transactions or operations related to the Land, the Improvements, the Personalty, the Leases, or the Rents;

         (e) all Debtor's rights (but not Debtor's obligations) under any documents, contracts, contract rights, accounts, commitments, construction contracts (and all payment and performance bonds, statutory or otherwise, issued by any surety in connection with any such construction contracts, and the proceeds of such bonds), architectural contracts, engineering contracts, and general intangibles (including without limitation trademarks, trade names, and symbols) arising from or by virtue of any transactions related to the Land, the Improvements, or the Personalty;

         (f) all permits, licenses, franchises, certificates, accreditation, registrations and authorizations of all federal, state and local governmental or regulatory authority, and other rights and privileges obtained in connection with the Land, the Improvements, or the Personalty and the operation thereof;

         (g) all development rights, utility commitments, water and wastewater taps, living unit equivalents, capital improvement project contracts, letters of credit, and utility construction agreements with any governmental authority, including municipal utility districts, or with any utility companies (and all refunds and reimbursements thereunder) relating to the Land or the Improvements;

         (h) all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements, or the Personalty;

         (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements, or the Personalty;

         (j) all proceeds from the taking of any of the Land, the Improvements, the Personalty, or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law;

         (k) all right, title, and interest of Debtor in and to all streets, roads, public places, easements, and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging, or pertaining to the Land;

         (l) all of Debtor's rights (but not Debtor's obligations) under existing and future residency or occupancy agreements, licenses, leases, including subleases, concession agreements, management agreements and any and all extensions, renewals, modifications, and replacements of such agreements, upon or of any part of the Land or Improvements, including cash or securities deposited and guaranties to secure performance by the tenants of their obligations thereunder (the "Leases");

         (m) all of the rents, receipts, royalties, bonuses, issues, profits, revenues, or other benefits of the Land, the Improvements, the Leases, or the Personalty, including those now due or to become due by virtue of any Lease or other agreement for the occupancy or use of all or any part of the Land or Improvements (the "Rents");

         (n) all consumer goods located in, on, or about the Land or the Improvements or used in connection with the use or operation thereof; however, neither the term "consumer goods" nor the term "Personalty" includes clothing, furniture, appliances, linens, china, crockery, kitchenware, inventory, medicines, drugs or personal effects used primarily for the operation of the Property;

         (o) all other interests of every kind and character that Debtor now has or at any time hereafter acquires in and to the Land, Improvements, Personalty, Leases, and Rents and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Debtor with respect to such property and all of Debtor's rights (but not Debtor's obligations) under any covenants, conditions, and restrictions for the Land, as the same may be amended from time to time, including Debtor's rights, title, and interests thereunder as declarant or developer, if applicable; and

         (p)      all products and proceeds of the Personalty.

                                   EXHIBIT "B"

                    Description of the Land and Improvements


Tract 1: A 0.8800 acre tract now known as Lot 4, Block B, New City Block 17305, OAKWELL FARMS, UNIT 7B, PLANNED UNIT DEVELOPMENT, City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9535, Page 203, Deed and Plat Records of Bexar County, Texas.

Tract 2: All that certain tract or parcel of land, containing 1.6756 acres, more or less, being out of the Elijah Alcorn Survey, Abstract No. l, situated in Fort Bend County, Texas. Said 1.6756 acres being all of Commercial Reserve "F" and part of Commercial Reserve "D" of the Replat of the Amending Plat for Edgewater, Section Two (2), according to the map or plat thereof recorded in Slide No. 1353/A of the Plat Records of Fort Bend County, Texas. Said 1.6756 acres being more particularly described by metes and bounds in Exhibit "A-1" attached hereto and made a part hereof; together with those nonexclusive easement rights described in that Ingress and Egress Easement, recorded in Volume 2364, Page 1480 of the County Clerk Official Records of Fort Bend County, Texas, and those easement rights reserved in that deed recorded in Volume 2364, Page 1452 of the County Clerk Official Records of Fort Bend County, Texas.

Tract 3: A tract or parcel of land being 0.2008 acres, more or less, located in the Elijah Alcorn League Survey, Abstract No. l, being out of Commercial Reserve "D" of the Replat of the Amending Plat for Edgewater, Section Two (2), according to the map or plat thereof recorded in Slide No. 1353/A of the Plat Records of Fort Bend County, Texas. Said 0.2008 acres being more particularly described by metes and bounds in Exhibit "B-1" attached hereto and made a part hereof.

Tract 4: Lot 2A, Block "B", of RESUBDIVISION OF LOT 2, BLOCK "B" MILWOOD SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat, of record in Volume 95, Page 231, of the Plat Records of Travis County, Texas.

Tract 5: Lot 2B, Block "B", of RESUBDIVISION OF LOT 2, BLOCK "B" MILWOOD SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat, of record in Volume 95, Page 231, of the Plat Records of Travis County, Texas.

All other real property and improvements now owned or hereafter acquired by Debtor.

                                   EXHIBIT "C"

                        List of Prior Security Interests


1. Financing Statement No. 96-00239701 filed on December 4, 1996 with the Texas Secretary of State with Barton House At Oakwell Farms, Ltd. as Debtor and Bank One, Texas, N.A. as Secured Party.

2. Financing Statement No. 95-00212294 filed on November 1, 1995 with the Texas Secretary of State with Barton House, LTD as Debtor and Bank One, Texas, N.A. as Secured Party.

3. Financing Statement No. 96-00135820 filed on July 12, 1996 with the Texas Secretary of State with Barton House, LTD as Debtor and Small Business Administration as Secured Party.

4. Financing Statement No. 97-00192192 filed on September 15, 1997 with the Texas Secretary of State with Barton House, LTD as Debtor and Bank One, Texas, N.A. as Secured Party.

5. Financing Statement No. 1737 filed on September 12, 1997 in the UCC Records of Travis County, Texas with Barton House, LTD as Debtor and Bank One Texas, NA as Secured Party.

6. All financing statements filed with any county with respect to any of the promissory notes identified on Schedule 1.6 to the Contribution Agreement.